As filed with the U.S. Securities and Exchange Commission on May 18, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2200 Powell Street, Suite 310

Emeryville, California 94608

(Addresses of Principal Executive Offices including Zip Code)

XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

(Full title of the plans)

Thomas Burns

Senior Vice President, Finance and Chief Financial Officer

XOMA Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed by XOMA Corporation for the purpose of registering an additional 709,000 shares of the Company’s common stock, par value $0.0075 per share, issuable under our Amended and Restated 2010 Long Term Incentive and Stock Award Plan, or the 2010 Plan. The shares of common stock previously reserved for issuance under the 2010 Plan were registered on our Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or the Commission, on: (i)  December 27, 2010 (File No.  333-171429), (ii) June 6, 2011 (File No.  333-174730), (iii) June 1, 2012 (File No.  333-181849), (iv) September 12, 2014 (File No.  333-198719), (v) June 24, 2016 (File No.  333-212238), (vi) May 31, 2017 (File No.  333-218378), (vii) June 27, 2019 (File No. 333-232398), and (viii)  May 26, 2022 (File No. 333-265248), or the Prior Forms S-8. This Registration Statement relates to securities of the same class as those to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Prior Forms S-8 are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 9, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 9, 2023;

•	Our Current Reports on Form 8-K, filed with the Commission on January 4, 2023, March 24, 2023, March 30, 2023 and May 18, 2023;

•

The information specifically incorporated by reference into our 2022 Annual Report on Form 10-K referred to above from our definitive proxy statement relating to our 2023 annual meeting of stockholders, filed with the Commission on April 4, 2023; and

•

The description of our common stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December 19, 2011, and is part of our registration statement on Form S-4/A filed on December 13, 2011 (File No. 333-177165), including any amendment or report for the purpose of updating such description.

All reports and other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

		Incorporation By Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	01/03/2012

4.2	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/31/2012

4.3	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/28/2014

4.4	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	10/18/2016

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock	8-K	000-14710	3.1	02/16/2017

4.6	Certificate of Designation of Preferences, Rights and Limitations of 8.625% Series A Cumulative Perpetual Preferred Stock	8-K	000-14710	3.1	12/11/2020

4.7	Certificate of Designation of Preferences, Rights and Limitations of 8.375% Series B Cumulative Perpetual Preferred Stock	8-K	000-39801	3.1	04/08/2021

4.8	Certificate of Correction of the Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock dated June 9, 2021	10-Q	000-39801	3.8	08/05/2021

4.9	Certificate of Amendment to the Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock of XOMA Corporation.	8-K	000-39801	3.1	08/05/2021

4.10	By-laws of XOMA Corporation	8-K	000-14710	3.2	01/03/2012

4.11	Specimen of Common Stock Certificate	8-K	000-14710	4.1	01/03/2012

5.1*	Opinion of Cooley LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (see the signature page hereto)

99.1	XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan	DEF 14A	001-39801	Appendix A	04/04/2023

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 17, 2023.

XOMA CORPORATION

By:	/s/ OWEN HUGHES
Owen Hughes
Executive Chairman of the Board of Directors and Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Owen Hughes and Thomas Burns, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ OWEN HUGHES Owen Hughes	Executive Chairman of the Board of Directors and Interim Chief Executive Officer (Principal Executive Officer)	May 17, 2023

/s/ THOMAS BURNS Thomas Burns	Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)	May 17, 2023

/s/ HEATHER L. FRANKLIN Heather L. Franklin	Director	May 17, 2023

/s/ NATASHA HERNDAY Natasha Hernday	Director	May 17, 2023

/s/ BARBARA KOSACZ Barbara Kosacz	Director	May 17, 2023

/s/ JOSEPH M. LIMBER Joseph M. Limber	Director	May 17, 2023

/s/ MATTHEW PERRY Matthew Perry	Director	May 17, 2023

/s/ JACK L. WYSZOMIERSKI Jack L. Wyszomierski	Director	May 17, 2023